EAGLE BANCSHARES, INC.,


                                RBC CENTURA BANK


                                       and


                             SUNTRUST BANK, ATLANTA
                                   AS TRUSTEE




                             SUPPLEMENTAL INDENTURE


                             Dated as of July 19, 2002




               8.50% Subordinated Debentures Due December 31, 2028





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                             SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE (the "SUPPLEMENTAL INDENTURE") is made as of the day of July, 2002, among Eagle Bancshares, Inc., a unitary thrift holding company organized as a Georgia corporation ("EAGLE" or the "COMPANY"), as original issuer; RBC Centura Bank, a North Carolina state chartered bank (the "SUCCESSOR COMPANY"); and SunTrust Bank, as trustee (the "TRUSTEE").

         WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of July 29, 1998 (the "ORIGINAL INDENTURE"), pursuant to which the Company issued its 8.50% Subordinated Debentures due December 31, 2028 (the "DEBENTURES") in an aggregate principal amount of $25,773,196; and

         WHEREAS, the Company intends to merge with and into the Successor Company, with the Successor Company being the sole surviving entity (the "MERGER") (the effective time and date of the Merger is referred to herein as the "MERGER DATE"); and

         WHEREAS, effective as of the Merger Date, the Successor Company is to assume the due and punctual payment of the principal of, premium, if any, and interest on all of the Debentures and the performance of every covenant of the Original Indenture on the part of Eagle to be performed or observed; and

         WHEREAS, pursuant to Section 12.1 of the Original Indenture, the Company and the Trustee are required to amend or supplement the Original Indenture to evidence the merger of the Company into the Successor Company in accordance with and subject to the terms and conditions of the Original Indenture and the Debentures; and

         WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Successor Company.

         NOW, THEREFORE, the Company, the Successor Company and the Trustee agree as follows for the equal and ratable benefit of the holders of the
Debentures:

                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 Definitions.

         (a) For purposes of this Supplemental Indenture, terms used but not defined herein except as otherwise expressly provided or unless the context otherwise requires have the meanings assigned to them in the Original Indenture.

         (b) "Indenture" means the Original Indenture, as amended by this Supplemental Indenture or as otherwise supplemented or amended from time to time by one or more indentures supplemental thereto or hereto entered into pursuant to the applicable provisions of the Indenture.

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                                   ARTICLE II
                                 THE ASSUMPTION

         SECTION 2.01 Assumption by the Successor Company. Effective as of the Merger Date, (a) the Successor Company, as a result of its being the surviving entity in the Merger, agrees that, pursuant to Section 12.2 of the Original Indenture, the due and punctual payment of the principal (and premium, if any) and interest on the Debentures according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be kept or performed by the Company shall be assumed by the Successor Company; and (b) pursuant to Section 12.2 of the Original Indenture, with regard to the Indenture, the Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Indenture as the party of the first part, and the Company thereupon shall be relieved of any further liability or obligation under the Indenture or upon the Debentures. Following the execution and delivery of this Supplemental Indenture, the parties hereto agree that all references to the "Company" in the Indenture and the Debentures shall be deemed references to the Successor Company.

                                  ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.01 Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the Successor Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Debentures heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         SECTION 3.02 Original Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Original Indenture shall remain in full force and effect.

         SECTION 3.03 Original Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Original Indenture, and the Original Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         SECTION 3.04 Conflict with Trust Indenture Act. If and to the extent any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         SECTION 3.05 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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         SECTION 3.06 Headings. The Article and Section headings of this
Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 3.07 Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Debentures, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Debentures.

         SECTION 3.08 Successors. All agreements of the Company and the Successor Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         SECTION 3.09 GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF GEORGIA SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         SECTION 3.10 Notices. Effective as of the Merger Date, the addresses for notices set forth in the Original Indenture shall be amended, without further action, to read as follows:

         (a)  if to the Company or the Successor Company:

                 RBC Centura Bank
                 1417 Centura Highway
                 Rocky Mount, North Carolina 27804

         (b)  if to the Trustee:

                 SunTrust Bank
                 Corporate Trust Division
                 25 Park Place
                 24th Floor
                 Atlanta, Georgia  30303
                 Attention: Jack Ellerin, Assistant Vice President


         SECTION 3.11 Counterparts. This Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

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


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their duly authorized officers, all as of the date first written above.




                                        EAGLE BANCSHARES, INC.


                                        By: /s/ Sheila E. Ray
                                           -------------------------------------
                                        Name: Sheila E. Ray
                                        Title: Chief Financial Officer


                                        RBC CENTURA BANK


                                        By: /s/ Elizabeth A. Edelman
                                           -------------------------------------
                                        Name: Elizabeth A. Edelman
                                        Title: Secretary


                                        SUNTRUST BANK, as Trustee


                                        By:   /s/ Jack Ellerin
                                           -------------------------------------
                                        Name: Jack Ellerin
                                        Title: Assistant Vice President





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